STRATEGIC PARTNERSHIP AGREEMENT

This Strategic Partnership ("Agreement") is entered into this 17th day of October 2016 (the "Effective Date"), by and between GroGenesis, Inc., a corporation incorporated in Nevada, USA, having an address at 101 S. Reid Street, Suite 307, Sioux Falls, SD 57103, ("GroGenesis"), Eco Squared Solutions, Inc., a corporation incorporated in Nevada, USA, having an address at 3311 La Costa Avenue, Carlsbad, CA 92009, (“ESSI”) and Eco Water Solutions, Inc., a corporation incorporated in Nevada, USA, having an address at 6607 S. Baymont Street, Spokane, WA 99224, (“EWSI”), and together with GroGenesis, the "Parties" and each a "Party".

Whereas, GroGenesis is a producer of natural plant health enhancement technologies;

Whereas, ESSI is the exclusive owner of the PCT System for Separating Contaminants from Water (the “PCT System”);

Whereas, EWSI is the exclusive licensee to market, sell, use, rent and/or lease the PCT System to end users; and

Whereas, GroGenesis wishes to collaborate and set forth the terms of such collaboration with ESSI and EWSI regarding the joint control, management and marketing by the Parties of the PCT System on a worldwide basis (the "Territory").

NOW THEREFORE the Parties hereby agree as follows:

1.

PURPOSE AND OBJECT OF THE STRATEGIC PARTNERSHIP

1.1.

The Parties agree to form a Strategic Partnership ("SP"), subject to the terms and conditions of this Agreement, as follows and with the following responsibilities for each Party:

1.1.1.

The “SP” shall be formed through a newly formed South Dakota corporation named “American Water Sanitation, LLC”.  The formation costs and tax returns shall be borne by the SP.  Other ongoing accounting costs of the SP shall be the responsibility of GroGenesis, as described in Section 2.8.

1.1.2.

The purpose of the SP is to pool the respective resources of each Party in order to offer, through sale or other commercially acceptable means, the PCT System to certain clients of GroGenesis (“End Users”).  Furthermore, the purpose is to provide the services necessary to install the PCT System and technologies through the use of the PCT System (the “Services”) in three applications, including (i) water sanitation and remediation for contaminated bodies of water, (ii) water sanitation and remediation for bodies of water that irrigate and hydrate livestock and (iii) water sanitation and remediation for bodies of water that provide clean water for human consumption.

1.1.3.

The objective of the SP is to fulfill its intended purpose at a mutually agreeable profit margin in order to grow the sales, and Services of the PCT System in the Territory and separately from each Party’s other independent business interests not related to SP’s activities to End Users.

1.2.

Nothing in this Agreement shall be considered as a limitation of the powers or rights of any of the Parties to carry on its independent business for its sole benefit in addition to the SP.

2.

UNDERTAKING OF THE PARTIES; FINANCING & PARTICIPATION SHARES & ROLES

2.1.

GroGenesis shall manage the framework for management expertise, marketing and distribution for the PCT System and shall provide a sales and marketing plan outlining expected unit volume in the Territory.  Until agreed otherwise, GroGenesis shall incur all costs related to the establishment and set-up costs associated therewith.

2.2.

ESSI shall manage the framework for production and manufacturing technology for the PCT System and shall provide the initial PCT Systems and develop plans to provide the number of PCT Systems on an as-needed basis.  Until agreed otherwise, ESSI shall incur all costs related to the establishment and set-up costs associated therewith, except that ESSI shall be paid a minimum of 50% of ESSI’s manufacturing costs upon any order of the PCT System and 50% upon shipment.  Such payments shall be made through the SP and be facilitated by the SP’s requirement that any End Users have payment terms similar or no more favorable to any End User in order to defray the need for any loans or investments by any of the Parties into the SP.

2.3.

EWSI shall provide and manage the framework for establishing a network of sub-licensees, sub-dealers or sub-distributors.  Until agreed otherwise, EWSI shall incur all costs related to the establishment and set-up costs associated therewith.

2.4.

A Work Plan (as defined below) shall be established between the Parties that more fully outlines the responsibilities under this Section 2 and shall be attached as Exhibit A.

2.5.

With exception to the cost of manufacturing and cost of services associated with the manufacturing, installation and maintenance for any sale, lease, rental or any other operational, field testing and/or commercial services provided to End Users of the PCT System that shall be borne by the SP, each Party shall each bear their own respective costs associated with the performance of their respective duties under the SP.

2.6.

The ownership structure of the SP shall be allocated as to 51% to GroGenesis and 24.5% to ESSI and 24.5% to EWSI.

2.7.

The net profits of the SP, as defined as operating income less any applicable taxes owed by the SP, shall be allocated as to 50% to GroGenesis and as to 50% to EWSI.  EWSI and ESSI shall divide EWSI profits pursuant to the controlling terms as specified in their separate exclusive license agreement.

2.8.

The operations, management and accounting functions of the SP shall be governed by GroGenesis with respect to marketing and distribution and by ESSI and EWSI with respect to the requisite technical support, maintenance and repair protocol and procedures, and the necessary trained personnel to effectuate all requisite policies, procedures and protocols needed in the regular course of business and marketing of the PCT System.  ESSI and EWSI understand that GroGenesis is a U.S. Public Company and is registered under the Securities Acts of 1933 and 1934 (the “Securities Acts”) and that GroGenesis must comply with specific auditing standards for its public reporting.  As such GroGenesis will be required to manage and oversee the finances and accounting of the SP in order to properly maintain its books and records under the Securities Acts.

2.9.

The board of the SP shall consist of five (5) directors, with three (3) chosen by GroGenesis and one (1) chosen by ESSI and one (1) chosen by EWSI (the “Board of Directors”).

2.10.

In addition, if required for SP in the Territory, each Party shall have the option to invest additional sums into the SP (the "Initial Funding").  The terms of such Funding shall be negotiated in good faith and shall be mutually agreed by all Parties at such time of any Funding.  Any additional fundings beyond the Initial Funding shall be agreed by the Parties in the Work Plan (as defined below).

2.11.

All Parties shall comply with all applicable laws within their respective roles and within the Territory at all times.

3.

WORK PLAN

3.1.

The definitive work plan, setting forth in detail the respective tasks for which each of the Parties is responsible for under the SP together with a time schedule for the completion of such tasks (hereinafter referred to as the "Work Plan") will be agreed upon in writing by the Parties and shall be attached to this Agreement as Exhibit A, within no later than 60 days following the Effective Date.  Any change to the Work Plan shall be approved in advance by the Steering Committee (as defined below).

3.2.

Each Party shall exert its reasonable commercial efforts to carry out its respective tasks in a timely and professional manner in accordance with the Work Plan.

3.3.

Notwithstanding anything to the contrary that may be inferred by any provision of this Agreement, no Party shall have the authority or right, nor shall any Party hold itself out as having the authority or right to assume, create or undertake any obligation of any kind whatsoever, expressed or implied, on behalf or in the name of any other Party unless otherwise agreed by the Parties in writing, and as set forth in this Agreement.

4.

STEERING COMMITTEE

4.1.

The Parties shall set up a steering committee for the management of the SP, which shall also serve as the Board of Directors of the SP ("Steering Committee").

4.2.

The Steering Committee shall be composed of five (5) representatives consistent with the Board of Directors or that the Board of Directors may separately designtate from time to time as necessary.  Each Party shall be entitled to replace its member(s) after informing the other Parties in writing.  Each Party will appoint by written notice to the other Party the said representatives.  The members shall be nominated by the Parties prior to the first Steering Committee Meeting.

4.3.

All management decisions relating to the SP shall be taken unanimously by the Steering Committee.

4.4.

As a general rule, the Steering Committee shall meet (in person and/or via phone or video conference) at least annually, unless agreed otherwise.  Any Party who wishes to summon a Steering Committee meeting, shall give the other members of the Steering Committee at least five (5) calendar days' notice of meetings and shall also fix the date, time, place and agenda with the relevant data and documents to be approved, attached to the agenda.

4.5.

At the meeting of the Steering Committee, other representatives of the Parties or legal counsels may be present without a voting right, so that information is more complete and taking resolutions is more constructive, provided their attendance is communicated in advance.

4.6.

One member appointed by the majority equity holder in SP shall serve as chairman of the Steering Committee.

4.7.

Each member of the Steering Committee shall have one vote.

4.8.

The resolutions of the Steering Committee shall be recorded in minutes and will be sent (by Email) to all members of the Steering Committee within one week.  Such minutes shall be deemed to have been approved by the Steering Committee if no objections are raised within a period of fourteen (14) calendar days after receipt thereof.

4.9.

In urgent cases, a unanimous decision of the Steering Committee may also be reached by e-mail or fax initiated by the Chairman and, on the occasion of the following Steering Committee meeting, such decision shall be ratified and included in the minutes.

4.10.

The members of the Steering Committee will not receive any remuneration, except as may otherwise be agreed in writing by the Parties.

5.

REPRESENTATIONS AND WARRANTIES OF EACH PARTY.

Each Party hereby represents, warrants and undertakes that: (i) it has the requisite power and authority to enter into and carry out the terms of this Agreement and its performance under this Agreement will not conflict and/or constitute a breach of with any other obligation it may have to any other Party and/or cause the breach of or violation of any applicable laws or regulation; (ii) it shall keep complete, accurate and correct books of account and records consistent with sound business and accounting principles and practices and any other documentation related to its SP activities and make such books of accounts, records and documentation available for inspection by the other Parties and agrees that it will notify the other Parties immediately if it becomes aware of any actual or potential claims, suits, actions, allegations or charges that could affect any Party’s ability to fully perform its duties or to exercise its rights under the Agreement.  Without derogating from any of the forgoing, each Party shall keep the other Parties regularly informed of all developments relating to the SP and its activities under this Agreement and provide the other Parties with any information relating to its activities reasonably requested by any other Party.

6.

INDEMNIFICATION.

6.1.

Each Party ("Indemnifying Party") agrees to indemnify, defend and hold harmless the other Party, and its respective officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns ("Indemnified Party") from and against any and all third party claims, damages, liabilities, costs and out of pocket expenses, including reasonable legal fees and expenses (collectively "Losses"), arising out of : (i) any breach of any express warranty, representation, covenant or obligation made by the Indemnifying Party in this Agreement ; and/or (ii) the negligence or willful misconduct of the Indemnifying Party, except to the extent that such losses arise from: (i) any breach of any express warranty, representation, covenant or obligation made by any of the Indemnified Parties in this Agreement; and/or (ii) the negligence or willful misconduct of any of Indemnified Parties.

6.2.

The foregoing indemnity is conditioned upon (i) prompt written notice by the Indemnified Party to the Indemnifying Party of any claim, action or demand for which indemnity is claimed, provided that the failure to provide such notice shall not relieve the Indemnifying Party form its indemnification obligations, except if the Indemnifying Party was prejudiced by such failure; (ii) the opportunity to take control over the defense and settlement thereof by the Indemnifying Party; (iii) the Indemnified Party's right to be represented by separate counsel at its own expense, provided that if the Indemnifying Party fails to assume the defense or settle of any claim giving rise to the indemnification obligation within a relabeled period, the Indemnified Party shall have the right to defend the claim using counsel of its choice at the expense of the Indemnifying Party and (iii) such reasonable cooperation by the indemnified party in the defense as the indemnifying party may request.

No Party shall, without the prior written consent of the other Parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, such consent not to be unreasonably withheld or delayed.  The indemnification provided for under this Section 6 shall remain subject to the limitation of liability described in Section 7 below.

7.

LIMITATIONS OF LIABILITY; AND DISCLAIMERS.

7.1.

EXCEPT FOR ANY LABILITY WITH RESPECT TO HUMAN INJURY AND/OR DEATH, UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM PERFORMANCE UNDER OR FAILURE OF PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.  THIS SECTION 7 SETS FORTH LIMITATIONS ON LIABILITY FOR DAMAGES AND SHALL BE INAPPLICABLE TO ANY CONTRACTUAL OBLIGATION TO INDEMNIFY THAT MAY BE SET FORTH IN THIS AGREEMENT.  SOME JURISDICTIONS DO NOT PERMIT THE DISCLAIMER OF CERTAIN CATEGORIES OF DAMAGES, SO SOME OF THE FOREGOING MAY BE INAPPLICABLE DEPENDING ON THE JURISDICTION.

7.2.

WITHOUT DEROGATING FROM THE FORGOING, UNDER NO CIRCUMSTANCE WILL THE LIABILITY OF ANY PARTY TO ANOTHER PARTY, WHETHER FOR BREACH OF CONTRACT, IN TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE) OR OTHERWISE SHALL EXCEED IN AGGREGATE AN AMOUNT OF $50,000 (FIFTY THOUSAND US DOLLARS).

8.

TERM & TERMINATION

8.1.

This Agreement shall enter into effect on the Effective Date and shall remain in effect thereafter until terminated pursuant to this Section 8 below.

8.2.

This Agreement may be terminated as follows:

8.2.1.

by written agreement by all the Parties;

8.2.2.

by any Party upon written notice to the other Parties (with immediate effect), in the event of insolvency, bankruptcy, or voluntary dissolution of any Party hereto during the term hereof or in the event of a Party's assignment of its assets for the benefit of creditors, and the Parties hereto shall have the rights as provided by applicable law;

8.2.3.

by any Party upon written notice to the other Parties (with immediate effect), in the event of a force majeure event, including, but not limited to, delay or failure in performance of this Agreement by any other Party due to acts of God, acts of governments, wars, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of any other Party that continues for longer than ninety (90) days; or

8.2.4.

by any Party upon written notice to the other Parties (with immediate effect), in the event that any other Party has committed a material breach of any of the terms and conditions of this Agreement or has materially defaulted in the performance of any of its obligations under this Agreement, (provided that the non-breaching/non-defaulting Party has first given the other Parties written notice of the grounds supporting the material breach or default and any breaching/defaulting Party has not cured the material breach or default within thirty (30) days of receipt of such notice) without derogating from non-other legal and equitable remedies available to the breaching or non-defaulting Parties as provided by law, equity and/or this Agreement.

8.3.

Sections 6, 7, 8.3, 9, 10 and 11 hereof shall survive the expiration or termination of this Agreement for any reason and shall remain in full force and effect thereafter.

8.4.

Termination of this Agreement shall not relieve any Party of any liability which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party’s right to obtain performance of any obligation.  The remedies provided under this Agreement are cumulative, and are not exclusive of other remedies available to any Party in law or equity.

9.

CONFIDENTIALITY; NON-CIRCUMVENTION; OWNERSHIP

9.1.

Under this Agreement, the Parties may disclose or reveal to eachother and/or any other entity mentioned in this Agreement, and/or their respective affiliates, its confidential or proprietary information (“Confidential Information”).  Any such Confidential Information shall include, but not be limited to, development and manufacturing plans, know-how, financial reports, intellectual property or other non-public information proprietary to the SP, or that is proprietary to each of the Parties individually.  Each Party shall hold Confidential Information in strict confidence and secrecy and will not use or disclose, transfer and/or publish such Confidential Information in any manner or for any purposes not expressly contemplated by this Agreement.  Each Party shall not disclose any Confidential Information except to its employees who are have a need to know such Confidential Information for the purposes of this Agreement and who are subject to written agreements containing non-disclosure and non-use obligations no less restrictive than those set forth herein.  Notwithstanding the foregoing, Confidential Information shall not include information that (i) has become public knowledge through legal means without fault by the other Parties, (ii) is already public knowledge prior to the disclosure of the Confidential Information by the other Parties (iii) is known to the other Parties prior to disclosure of the same pursuant to this Agreement, or (iv) is independently developed by the other Parties without reference to or use of the Confidential Information.

9.2.

Upon any Party’s request, all or any requested portion of its Confidential Information (including, but not limited to, tangible and electronic copies, notes, summaries or extracts of any information) will be promptly returned to the respective Party or destroyed, and the returning Party will provide the respective Party with written certification stating that such Confidential Information has been returned or destroyed.

9.3.

Each of the parties will, and will cause its affiliates and representatives to, maintain in strict confidentiality this document and any transactions contemplated hereunder, the terms set forth herein and any discussions among the Parties in such respect except for any mention in any applications to official authorities for regulatory approval, or in the fulfillment of any duty owed to any competent authority (including a duty to make regulatory filings and/or reports and/or reporting under the requirements of any securities exchange).  Each of the Parties will only use received Confidential Information for its own information and as needed in related SP activities and business decisions and will not use or allow any use by others to compete with SP in any form, manner or commercial circumvention using such Confidential Information.

9.4.

The Parties shall consult and coordinate with each other respecting the timing and content of any publicity, press or news releases or other public announcements regarding this Agreement and the transactions contemplated hereby and no Party shall use the name of the other for marketing, advertising or promotional purposes without the prior written consent of the other Parties, all except for any mention in any applications to official authorities for regulatory approval, or in the fulfillment of any duty owed to any competent authority (including a duty to make regulatory filings and/or reports and/or reporting under the requirements of any securities exchange) or, in the case of GroGenesis, in the presentation of activities to its potential investors business partners and/or collaborators.

9.5.

Without derogating from any of the forgoing, ESSI and EWSI specifically acknowledge and agree that GroGenesis, Inc. is a publicly traded company and that in the course of disclosure, ESSI and EWSI may receive certain material non-public information (financial, commercial or other).  ESSI and EWSI are aware that the United States securities laws impose restrictions on trading in securities when in possession of such information.  ESSI and EWSI further acknowledge and agree that using such information and utilizing it to its benefit may cause all Parties to be in violation of the applicable securities laws.  ESSI and EWSI undertake and agree that it and/or anyone on its behalf, shall not, directly or indirectly utilize such information in a way which may be considered ‘insider trading’ or in any way which may be considered prohibited, restricted misappropriate or otherwise in violation of the securities laws applicable to.  ESSI and EWSI also understand that, notwithstanding this Section 9, GroGenesis has disclosure obiligations under the Securities Acts.

10.

LEGAL FEES; GOVERNING LAW; DISPUTE RESOLUTION

10.1.

Each of the Parties will pay its own legal and other costs of finalizing this Agreement.

10.2.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to the conflict of laws rules thereof.  Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules.  The number of arbitrators shall be one and the place of arbitration shall be Nevada, where Nevada law shall apply.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

10.3.

Notwithstanding the foregoing, each Party shall be entitled to pursue an injunction or other equitable relief against another Party or its agents in any jurisdiction in order to enforce the provisions hereof in respect of confidentiality and intellectual property.

11.

MISCELLANEOUS

11.1.

This Agreement shall not be assigned by any Party to any third party without the written consent of the other Parties which consent shall not be unreasonably withheld; except that any Party may assign this Agreement, without such consent upon written notice to the other Parties, to: (i) an Affiliate of such Party, or (ii) an entity that acquires all or substantially all of its business or assets to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

11.2.

This Agreement (including the exhibits hereto) sets forth the entire agreement and understanding among the Parties relative to the subject matter contained herein and supersedes all other agreements, oral and written, heretofore made between the Parties.  Only a writing signed by the Parties may amend this Agreement or any exhibits.  Such Amendment shall become binding as of the date indicated in the amendment or the date last signed by the authorized representatives of the Parties, if not otherwise provided for.  If any one or more of the terms of this Agreement shall for any reason be held to be invalid or unenforceable, such term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.  Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof unless the business purpose of this Agreement is substantially frustrated thereby.

11.3.

Except as otherwise provided in this Agreement, all notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly served (i) upon personal delivery (ii) upon facsimile or electronic e-mail transmission (receipt of which has been confirmed by the recipient) or (iii) seven (7) business days after deposit, postage prepaid, return receipt requested, if sent by reputed  overnight international currier service and addressed to the address of the Parties as set forth below or in accordance with such other address information as the Party to receive notice may provide in writing to the other Party in accordance with the above notice provisions.  Any notice given by any other method will be deemed to have been duly served upon receipt thereof:

If to GroGenesis, Inc. at:

101 S. Reid Street, Suite 307

Sioux Falls, SD  57103

Attn:  Richard Kamolvathin, Chief Executive Officer

Email:  rdk@grogenesis.com

If to Eco Squared Solutions, Inc. at:

3311 La Costa Avenue

Carlsbad, CA  92009

Attn:  Robert Baron, President & CFO

Email:  alcor1@pacbell.net

If to Eco Water Solutions, Inc. at:

6607 S. Baymont Street

Spokane, WA  99224

Attn:  Greg Ruff, President

Email:  gregpaulruff@aol.com

11.4.

Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in drafting this Agreement.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

11.5.

No waiver by any Party, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such Party’s rights under such provisions at any other time or a waiver of such Party’s rights under any other provision of this Agreement.  The failure or delay of a party to claim the performance of an obligation of another party shall not be deemed a waiver of the performance of such obligation or of any future obligations of a similar nature.

11.6.

It is hereby agreed and declared between the Parties that they shall act in all respects relating to this Agreement as independent contractors and there neither is, nor shall there be any employer-employee or principal-agent relationship between the Parties.  Each Party will be responsible for payment of all salaries and taxes and social welfare benefits and any other payments of any kind in respect of its own employees and officers, regardless of the location of the performance of their duties, or the source of the directions for the performance thereof.

11.7.

This Agreement may be executed in any number of counterparts (including counterparts transmitted by facsimile and by electronic mail), each of which shall be deemed an original, but all of which taken together shall be deemed to constitute one and the same instrument.

[signature page immediately follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

GroGenesis, Inc.	Eco Water Solutions, Inc.

/s/ Richard D. Kamolvathin	/s/ Greg Ruff
Signature	Signature

Richard D. Kamolvathin	Greg Ruff
Name (Print)	Name (Print)

Chief Executive Officer and Director	President & Director
Title	Title

Eco Squared Solutions, Inc.

/s/ Robert Baron
Signature

Robert Baron
Name (Print)

President, CFO & Director
Title

EXHIBIT A